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                                                               EXHIBIT 4.3

                                 RED BRICK SYSTEMS

                                     AGREEMENT


          Agreement entered into as of this 20th day of December, 1995 between Red Brick Systems, Inc. a Delaware corporation ("Corporation"), and ________ ("Optionee").

          Whereas, the Corporation wishes to retain the services of Optionee and Optionee wishes to be engaged by the Corporation to perform services and, in consideration of the services to be performed by Optionee, the Corporation has this day granted Optionee an option to purchase shares of the Common Stock of the Corporation.

          NOW, THEREFORE, it is hereby agreed as follows:

          1. GRANT OF OPTION. Optionee has been granted an option, subject to and upon the terms and conditions set forth in the Notice of Grant of Stock Option ("Grant Notice") and Option Agreement ("Option Agreement") as of the grant date set forth in the Grant Notice. Nothing in this Agreement shall be deemed to modify the terms of the Grant Notice.

          2. RULE 701. The parties intend that the Option is being granted to Optionee in a compensatory transaction which is intended to qualify for the exemption from such registration provided by Rule 701 of the Securities and Exchange Commission for stock issuances under compensatory benefit arrangements.

          3. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

          4. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                        RED BRICK SYSTEMS, INC.

                                        By:
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                                        Title:
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                                        Address:
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                                        OPTIONEE:

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                                        (Signature)
                                        Name:
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                                        Address:
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